                                                                    EXHIBIT 3.13

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ENTECH INDUSTRIES, INC.

               The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

               FIRST: The name of the Corporation is Entech Industries, Inc.

               SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

               THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

               FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 2,500 shares of Common Stock, par value $0.01 each.

               FIFTH: The name and address of the incorporator is Scott Tachiki, c/o Simpson Thacher & Bartlett, 425 Lexington Avenue, New York City, New York 10017-3954.

               SIXTH: The Board of Directors of the Corporation acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

               SEVENTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

               IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on May 23, 1997.


                                        ----------------------------------------
                                        Scott N. Tachiki
                                        Incorporator